                                                                     Exhibit 10b
================================================================================


                                      LEASE

                                     Between

                                William S. Sadler

                                    Landlord

                                       And

                                 Dotronix, Inc.

                                     Tenant

                              Address of Premises:

                              160 First Street S.E.

                                New Brighton, MN

                           Dated as of April __, 1999


================================================================================

                                   BASIC TERMS

The information provided on this page is for convenience purposes only. In the event of any conflict or inconsistency between the terms set forth below and the terms of the attached Lease, the terms of the Lease shall be controlling.

DATE:                          April 26, 1999

BUILDING ADDRESS:              160 First Street S.E.
                               New Brighton, MN

USE:                           Manufacturing/Office Facility

LANDLORD'S NAME AND ADDRESS:   William S. Sadler
                               1370 West Ryan Avenue
                               Roseville, MN 55113
                               Telephone No.: 651-633-1742
                               Telecopy No.: 651-633-7025

TENANT'S NAME AND ADDRESS:     Dotronix, Inc.
                               160 First Street S.E.
                               New Brighton, MN 55112
                               Telephone No.: 651-633-1742
                               Telecopy No.:  651-633-7025

LEASE TERM:                    April 26, 1999 through April 30, 2009

OPTIONS TO EXTEND:             Two five year options

INITIAL MONTHLY BASE RENT:     $6100 a month

PERCENTAGE RENT:               None

SECURITY DEPOSIT:              None

                                      INDEX

                                                                            Page
                                                                            ----

ARTICLE 1  Definitions ......................................................1

ARTICLE 2  Premises .........................................................4

ARTICLE 3  Lease Term .......................................................4

ARTICLE 4  Rent .............................................................5

ARTICLE 5  Impositions ......................................................5

ARTICLE 6  Use ..............................................................6

ARTICLE 7  Surrender ........................................................7

ARTICLE 8  Insurance ........................................................8

ARTICLE 9  Indemnification of Landlord .....................................10

ARTICLE 10 Operation, Repairs and Maintenance; Alterations .................10

ARTICLE 11 Discharge of Liens ..............................................13

ARTICLE 12 Compliance with Laws ............................................14

ARTICLE 13 Damage or Destruction ...........................................15

ARTICLE 14 Condemnation ....................................................17

ARTICLE 15 Assignment ......................................................19

ARTICLE 16 Default .........................................................20

ARTICLE 17 Security ........................................................23

ARTICLE 18 Subordination ...................................................23

ARTICLE 19 Entry by Landlord; Performance of Covenants .....................24

ARTICLE 20 Certificates ....................................................24

ARTICLE 21 Notices .........................................................25

ARTICLE 22 Miscellaneous ...................................................26

Exhibit A  Legal Description of the Land
Exhibit B  Base Rent During Extended Terms
Rider      Additional Provisions

                                      LEASE

       THIS LEASE ("Lease") is made as of April 26, 1999, by and between William
S. Sadler, an individual having an office at 160 First Street S.E., New Brighton, MN ("Landlord"), and Dotronix, Inc., a Minnesota corporation having an office at 160 First Street S.E., New Brighton, MN ("Tenant").

                                    ARTICLE 1

                                   Definitions

       1.1 Certain Definitions. Landlord and Tenant agree that the following capitalized terms when used herein shall, unless the context otherwise requires, have the following meanings:

       "Accessibility Regulation" shall mean a Law relating to accessibility of facilities or properties for disabled, handicapped and/or physically challenged persons, including, without limitation, the

       Americans With Disabilities Act of 1991, as amended.

       "Additional Rent" shall mean all sums payable by Tenant pursuant to this Lease, except Base Rent.

       "Base Rent" shall mean the sums payable to Landlord pursuant to Section
4.1.1 hereof.

       "Building" shall mean the building located on the Land, together with all fixtures, building systems, equipment, and any personal property located therein and used in the operation and maintenance thereof, to the extent now owned by Landlord, together with all other improvements now or hereafter constructed on the Land.

       "Commencement Date" shall mean the day the Lease Term begins as identified in Section 3.1 hereof.

       "Environmental Regulation" shall mean a Law relating to the environment and/or the impact thereof on human health or safety, or governing, regulating or pertaining to the generation, treatment, storage, handling, transportation, use or disposal of any Hazardous Substance.

       "Event of Default" shall mean any of the events or circumstances described in Section 16.1 hereof.

       "Expiration Date" shall mean the day the initial Lease Term expires as identified in Section 3.1 hereof.

       "Full Insurable Value" shall mean the replacement cost of the Building, without allowance for depreciation, but excluding footings, foundations and other portions of improvements which are not insurable. A determination of Full Insurable Value shall be made at least once every three (3) years at Tenant's expense by a firm of qualified property insurance appraisers satisfactory to Landlord and to property insurance companies generally.

       "Hazardous Substance" means any substance or material defined in or governed by any Environmental Regulation as a dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, and also expressly including urea-formaldehyde, polychlorinated biphenyls, dioxin, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, or any other waste, material, substance, pollutant or contaminant which would subject the owner or operator of the Premises to any damages, penalties or liabilities under any applicable Environmental Regulation.

       "Impositions" shall mean all real estate taxes, assessments, water, sewer, heat, electricity, gas and all other utility rates and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of every kind and nature whatsoever, including, but not limited to, assessments for local improvements and betterments, which are assessed, levied, confirmed, imposed or shall become payable upon or with respect to the Premises during the term hereof. There shall also be included with such term any taxes which may hereafter be imposed upon or payable with respect to the Rent payable by Tenant hereunder, excluding income and franchise taxes imposed with respect to all income of Landlord.

       "Land" shall mean the parcel of land described in Exhibit A attached hereto, together with all appurtenances thereto and easements benefitting such parcel.

       "Law" shall mean any federal, state or local law, statute, code, ordinance, rule or regulation which is applicable to the Premises or the use or operation thereof.

       "Lease Term" shall mean the term of this Lease as identified in Article 3 hereof, including any extensions of the initial term made in accordance with the provisions thereof.

       "Permitted Encumbrances" shall mean:

       1. Any state of facts which an accurate survey of the Premises would show, and/or which a physical inspection thereof would disclose or reveal.

       2. All Laws.

       3. The revocable nature of the right, if any, to maintain vaults, vault spaces, basement and sub-basement spaces, areas, structures, coal chutes, fuel pipes, sidewalk doors and elevators, canopies, marquees, signs, ledges, cornices, parapets, window sills, facade ornamentation, standpipes, doors, show windows, exhaust pipes and any other encroachment or projection across or beyond the building lines.

       4. All notes or notices of violations of Law heretofore or hereafter noted in or issued by any governmental or municipal board, body, agency, authority or department, whether or not affecting the Premises as of date hereof, including, without limitation, any such violations which might be disclosed by an examination, inspection or search of the Premises by any governmental or municipal board, body, agency or department, or any condition which, following an inspection of the Premises, might give rise to such a note or notice of violation, all of which Tenant covenants and agrees to promptly remove or to correct in accordance with the provisions of Article 12 hereof.

       5. All covenants, restrictions, easements, conditions, and agreements, including, without limitation, any party wall agreements, of record, if any.

       6. All rights, grants or easements affecting the Premises, whether or not of record, heretofore or hereafter given, afforded to or acquired by any public utility company or governmental authority furnishing utilities to the Premises, or in or to the area in which the Premises are located, including easements to maintain wires, pipes, conduits, and other facilities which enter or cross the Premises.

       7. The present condition and state of repair of the structures included in the Premises.

       8. All Impositions.

       "Premises" shall mean the Land and Building and all other buildings and improvements now, or at any time hereafter, erected or situated on the Land.

       "Rent" shall mean all Base Rent, Additional Rent and other sums payable to Landlord or on behalf of Landlord under this Lease, whether or not specifically denominated as rent.

                                    ARTICLE 2

                                    Premises

       2.1 Leasing. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to the Permitted Encumbrances and upon all of the terms, covenants and conditions set forth herein.

       2.2 Acceptance "As Is". Tenant has investigated the Premises to Tenant's satisfaction, and has had the benefit of a full physical inspection thereof; and Tenant represents that it is fully familiar with the physical condition and state of repair of the Premises, with any notices of existing violations, and with any conditions constituting, or which might constitute violations. Except as may be otherwise provided in any Rider which may be attached hereto, Tenant accepts the Premises and all appurtenances thereto "as is", in their present condition and state of repair, without any representation or warranty, express or implied, including, but not limited to, warranties of fitness for a particular purpose or merchantability, having been made by Landlord or by any person on Landlord's behalf with respect thereto.

                                    ARTICLE 3

                                   Lease Term

       3.1 Initial Term. The Premises are leased to Tenant, for a term commencing on April 26, 1999, and ending on April 30, 2009, unless sooner terminated or further extended, as hereinafter provided.

       3.2 Option to Extend. Provided that no Event of Default shall exist hereunder at the time of exercise of such option, Tenant shall have the right and option to extend the Lease Term for two (2) additional periods of five (5) years, commencing on the day following the Expiration Date. Such option shall be exercised by Tenant giving written notice thereof to Landlord not later than six
(6) months prior to what would otherwise be the last day of the Lease Term, time being strictly of the essence. If Tenant so exercises its option to extend the Lease Term, all of the terms, covenants, conditions and provisions of this Lease shall continue to be applicable during such additional period, except that the monthly Base Rent payable by Tenant during the additional period shall be as determined in accordance with the provisions contained in Exhibit B attached hereto.

                                    ARTICLE 4

                                      Rent

       4.1 Rent. Tenant agrees to pay to Landlord, without demand and without deduction, set-off or counterclaim, at the address set forth hereinabove, or at such other place as Landlord may from time to time designate in writing, Rent for the Premises as follows:

       4.1.1 Base Rent. A monthly Base Rent shall be due and payable in advance on the first day of each and every calendar month during the Lease Term. Base Rent for any period between the Commencement Date and the first day of the first full calendar month during the Lease Term shall be prorated and paid on the Commencement Date. The monthly Base Rent shall be $6,100 from April 20, 1999 to April 30, 2004. The monthly Base Rent from May 1, 2004 to April 30, 2009 shall be $2,500 plus the amount equal to the monthly payments of principal and interest on a loan for the Premises in the amount of $456,000, obtained by Landlord on commercially reasonable terms, with an amortization period of 15 years or longer, but in no event shall the monthly Base Rent be less than $6,100 a month.

       Tenant shall pay as Additional Rent all other sums of money required to be paid pursuant to this Lease, which shall be paid at the time and in the amounts set forth elsewhere in this Lease.

       4.2 Rent is Net of All Costs. It is the purpose and intent of Landlord and Tenant that the Base Rent payable by Tenant hereunder shall be absolutely net to Landlord, so that this Lease shall yield, net to the Landlord, the Base Rent in each year during the Lease Term, and that all costs, fees, expenses, interest (other than mortgage principal and interest, if any), charges, reimbursements and obligations of every kind and nature whatsoever relating to the Premises (except those expressly stated in this Lease to be obligations of the Landlord, if any), which may arise or become due during the Lease Term shall be paid or discharged by Tenant as Additional Rent hereunder, whether or not specifically designated as such, and Tenant agrees to indemnify and hold Landlord harmless from and against such costs, fees, interest, charges, expenses, reimbursements and obligations, and interest thereon.

                                    ARTICLE 5

                                  Impositions

       5.1 Tenant to Pay Impositions. Tenant covenants to pay, as Additional Rent, when due and before any fine or penalty is added thereto for the nonpayment thereof, all Impositions which become due and payable during the years which are included in whole or in part in the Lease Term; provided, however, that if any such Imposition may be paid in installments, Tenant may pay each installment before any fine or penalty is added to any such installment for the nonpayment thereof. Impositions which become due and payable during the years when the Lease Term commences and terminates shall be prorated according to the number of days in such years which are included in the Lease Term. Tenant shall also reimburse Landlord for sales or rental taxes, if any, paid or payable by Landlord on rentals from the Premises.

       5.2 Evidence; Contents. Tenant shall deliver to Landlord from time to time duplicate receipts or photostatic copies thereof showing payment of all Impositions within 10 days after the respective payment dates. Landlord shall, at its option, have the right at any time during the Lease Term to pay, without the necessity of inquiring into the validity or legality thereof, any delinquent Impositions and interest and penalties thereon, and the amount so paid, including reasonable expenses incurred in connection therewith, shall be so much Additional Rent due from the Tenant to Landlord at the next rental payment date after such payment; provided, however, that if Tenant shall in good faith proceed to contest any such Impositions or the validity thereof by proper legal proceedings which shall operate to prevent the collection thereof and the sale of the Premises or any part thereof to satisfy the same, Tenant shall not be required to pay, discharge or remove any Impositions so long as such proceeding is pending and Tenant is diligently prosecuting such proceeding; provided further that Tenant, not less than 30 days before any such Impositions shall become delinquent, shall give notice to Landlord of Tenant's intention to contest the validity thereof and shall deposit with Landlord an amount sufficient to pay the contested Impositions, plus penalty and interest through the period of contest.

       5.3 Utilities. Tenant expressly agrees that Landlord shall not be required to furnish to Tenant any water, sewer, gas, heat, electricity, light, power or any other facilities, equipment, labor, materials or any services of any kind whatsoever. Tenant shall make its own arrangements, at its own cost and expense, for the furnishing to the Premises of all utilities, facilities or services required for Tenant's use, and Tenant shall pay for all such utilities, facilities or services to the Premises.

                                    ARTICLE 6

                                      Use

       6.1 Use. The Leased Premises shall be used and occupied by Tenant solely for operation of a office and manufacturing facility, and for no other purpose, and such use and occupancy shall be in compliance with all Laws. The Premises shall not be used in such manner that, in accordance with any requirement of Law, including but not limited to any Accessibility Regulation, Landlord shall be obligated to make any addition or alteration to or in the Building.

       6.2 Covenant of Tenant Not to Abandon. Tenant covenants and agrees not to abandon the Premises. In the event the Premises are abandoned by Tenant, Landlord shall have the right, but not the obligation, to relet the Premises for the remainder of the Lease Term or for any lesser term; and if the rent received through such reletting does not at least equal the Rent provided herein, Tenant shall pay and satisfy any deficiency between the amount of Rent herein provided and that received through reletting (after deducting therefrom all expenses incurred in connection with any such reletting, including but not limited to brokerage fees and the cost of renovating, altering and decorating for any or all new tenants or occupants). Nothing herein shall be construed as impairing or denying Landlord's right, in the event of abandonment of the Premises or other breach of this Lease by Tenant, to treat the same as an entire breach, and to exercise all the remedies herein provided for defaults by Tenant.

       6.3 Compliance with Environmental Regulations. Except for substances and in quantities which are normally used in the operation of Tenant's business or for the maintenance or operation of the Premises, and which are used, stored and disposed of in accordance with all applicable Environmental Regulations, Tenant shall not, nor shall it permit others to, place, store, locate, generate, produce, create, process, treat, handle, transport, incorporate, discharge, emit, spill, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Premises. Tenant shall cause all Hazardous Substances found in or under the Premises which are not permitted under the foregoing sentence and which exist in quantities which violate applicable Environmental Regulations to be properly removed therefrom and properly disposed of at Tenant's expense. Tenant shall not install or permit to be installed any underground storage tank on or under the Land. Tenant shall, promptly after obtaining actual knowledge thereof, give notice to Landlord of (i) any activity in violation of any applicable Environmental Regulation relating to the Premises, (ii) any governmental or regulatory actions instituted or threatened under any Environmental Regulation affecting the Premises, (iii) all claims made or threatened by any third party against Tenant or the Premises relating to any Hazardous Substance or a violation of any Environmental Regulation, and (iv) any discovery by Tenant of any occurrence or condition on or under the Premises which could subject Landlord, Tenant or the Premises to a claim under any Environmental Regulation. Any investigation, remedial or corrective action taken with respect to the Premises shall be done under the supervision of a qualified engineer or consultant acceptable to Landlord who shall, at Tenant's expense and at the completion of such investigation or action, provide a written report thereon to Landlord. Tenant shall indemnify Landlord, his heirs, successors and assigns and hold Landlord harmless from and against any claim or expense arising from or related to any Hazardous Substances, including, but not limited to, attorneys' fees and costs and expenses relating to such claim.

       6.4 Compliance with Accessibility Regulations. Tenant shall, at its sole cost and expense, comply with all Accessibility Regulations which are applicable to the Leased Premises.

                                    ARTICLE 7

                                   Surrender

       7.1 Time; Condition. Upon termination of this Lease, whether by reason of lapse of time, forfeiture or otherwise, Tenant shall immediately surrender possession of the Premises to Landlord in good order, condition and repair, ordinary wear and tear and loss by insured casualty excepted, and all fixtures and improvements on the Premises shall, at the option of Landlord, become the property of Landlord without any obligation on the part of Landlord to compensate Tenant therefor, subject to Article 7.2 below. If possession be not immediately surrendered, Landlord, with or without process of law, may forthwith re-enter the Premises and repossess the same or any part thereof and expel and remove therefrom, using such force as may be necessary, all persons and property without being deemed guilty of any unlawful act or liable for damages by reason of such re-entry and without prejudice to any other legal remedy available to Landlord. Notwithstanding such re-entry by Landlord or any termination or forfeiture under this Lease, the liability of Tenant for the Rent provided for herein shall continue for the balance of the Lease Term.

       7.2 Removal of Fixtures. Notwithstanding the preceding Section hereof, if this Lease terminates by reason of the expiration of the Lease Term and if Tenant is not in default in any respect hereunder, Tenant may remove its trade fixtures and equipment, provided that such removal shall be made prior to the end of the Lease Term. Any damage resulting from removal shall be repaired by Tenant.

                                    ARTICLE 8

                                   Insurance

       8.1 Required Insurance. Tenant, at its sole cost and expense, shall maintain in effect at all times during the Lease Term the following insurance, plus any insurance reasonably required by Landlord's lender:

              8.1.1 A Commercial General Liability Insurance policy providing coverage on an "occurrence" rather than on a "claims made" basis, which policy shall include coverage for bodily injury, property damage, personal injury, contractual liability (applicable to this Lease), independent contractors and products-completed operations liability. Such policy shall provide coverage of at least $2,000,000 for each occurrence and annual aggregate coverage of at least $2,000,000.

              8.1.2 Insurance on the Building against loss by fire and other hazards covered by the so-called "all-risk" form of policy, and including contingent liability from operation of building laws coverage, in an amount not less than the Full Insurable Value. Such policy shall have an "agreed amount" endorsement or otherwise exclude co-insurance participation by the insured, and may include a deductible in an amount not greater than $5,000. While any building or other improvement is in the course of being constructed or rebuilt on the Land, such insurance shall be in builder's risk, completed value form.

              8.1.3 If the Building includes steam boilers or other equipment excluded from coverage under the "all-risk" form of policy, boiler and machinery insurance in an amount not less than the Full Insurable Value.

              8.1.4 If the Land or any part thereof is located in a designated flood-hazardous area, flood insurance insuring the Building in an amount equal to the maximum limit of coverage made available with respect to the Premises under the Federal Flood Disaster Protection Act of 1973, as amended, and the regulations issued thereunder.

              8.1.5 Rent loss and rental value insurance insuring Landlord against loss of rental under this Lease in amount equal to at least the total Rent payable hereunder for a period of three (3) months.

              8.1.6 Worker's compensation and disability insurance with limits at least as great as required by law.

       8.2 Insured Parties; Other Provisions. All property insurance policies shall name Landlord as the insured party and loss payee. All liability insurance policies shall name both Landlord and Tenant as insured parties. If Landlord so elects, such policies shall also include the holders of any mortgages now or hereafter encumbering the Premises. In the event that the holder of such a mortgage is named as an insured under any of the foregoing property insurance policies, the proceeds under such policies shall be made payable to such mortgagee or mortgagees pursuant to standard mortgagee clauses. Each of the foregoing policies shall contain the agreement of the insurer that:

              8.2.1 Such policies shall not be cancelled except upon 15 days' prior notice to each named insured;

              8.2.2 The coverage afforded thereby shall not be affected by the performance of any work or alterations in or about the Premises;

              8.2.3 The insurer waives all rights of subrogation against all named insureds; and

              8.2.4 The insurance provided to Landlord thereunder shall not be affected by any defense the insurer may have against Tenant or any other person.

       8.3 Companies; Renewals; Failure to Provide. All policies required by this Article shall be carried in such companies and upon such forms as Landlord and Landlord's mortgagee from time to time approve. All policies required to be furnished hereunder shall be deposited with the Landlord prior to the commencement of the Lease Term, and renewals thereof, and evidence of the payment of premium to continue coverage in force shall all be deposited with Landlord not less than 30 days prior to the date on which such insurance would otherwise expire. At Landlord's option, exercised in writing, in the event Tenant shall fail to provide such policies, Landlord may obtain such insurance and the entire cost thereof shall be due and payable as Additional Rent upon billing by Landlord.

                                    ARTICLE 9

                          Indemnification of Landlord

       9.1 Indemnity. Tenant shall indemnify and hold Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' and other consultants' fees, which may be imposed upon, incurred by or asserted against Landlord by reason of any accident, injury, death or damage to property occurring in, on or about the Premises during the Lease Term. In case any action or proceeding is brought against Landlord by reason of such liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, Tenant, upon written notice from Landlord, shall at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing.

       9.2 Release. Tenant hereby expressly releases Landlord, its agents and employees, from any claim or cause of action for any loss or damage whatsoever to the Premises or Tenant's property therein or business conducted therefrom arising out of any negligence or alleged negligence of the Landlord, its agents or employees. It is the intention of the parties that the Tenant shall look only to its insurance carrier, if any, for payment of such loss. This shall apply specifically, but not exclusively, to the flooding of the Premises, and to damages caused by sprinkling devices, heating and air conditioning apparatus, water, snow, excessive heat or cold, falling plaster, broken glass, sewage, gas, odor or noise, or the bursting or leaking of pipes, plumbing fixtures or the roof or walls of the Building.

                                   ARTICLE 10

                Operation, Repairs and Maintenance; Alterations

       10.1 Operation, Repairs and Maintenance. Throughout the Lease Term, Tenant shall, at Tenant's sole cost and expense, take good care of the Premises, including the roof of the Building, and all passageways, sidewalks, curbs and vaults adjoining the Premises, and shall put and keep the same in good order, condition and repair, and shall make all repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen, all as may be necessary to keep the Premises and the fixtures, appurtenances, and installations therein contained in good order and condition and in compliance with all Laws. When used in this Lease, the term "repairs" shall include all replacements, renewals, alterations, additions and betterments, when necessary and appropriate. All repairs made by Tenant shall be equal in quality and class to the original work. Tenant will do or cause others to do all necessary shoring of foundations and walls of the Building and every other act or thing for the safety and preservation thereof which may become necessary by reason of any excavation or other building operation upon any adjoining property or street, alley or passageway. Tenant shall keep the Building adequately heated during all months of the year when temperatures are below freezing to prevent damage to the Building by freezing or heaving and further shall make all repairs necessary to avoid any structural damage or injury to the Premises whether caused by freezing or heaving, ordinary wear and tear or any other reason. Tenant shall also keep and maintain all portions of the Premises, and all passageways, roadways, entrances, curbs and sidewalks adjoining the Premises, in a clean and orderly condition, free of accumulated dirt, rubbish, snow and ice, and any other unlawful obstructions; and Tenant shall not permit or suffer the overloading of any of the floors, elevators or escalators of the Building. Without limitation of the foregoing, Tenant shall not do, permit or suffer to be committed any waste or damage, disfigurement or injury to the Premises, or any part or portion thereof.

       10.2 No Landlord Obligations. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Premises whatsoever, Tenant hereby assuming the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. Landlord shall nevertheless have the right to enter the Premises at all reasonable times for the purpose of inspecting all or any part thereof. If Tenant shall fail to perform any repairs, restoration or other work which Tenant is obligated to perform under this Lease, and if such default is not remedied within the applicable grace period provided therefor in this Lease, or within such shorter period as under the circumstances may be reasonable in the case of an emergency, Landlord shall have the right (without being obligated to do so) to enter the Premises and to perform such work. All expenses paid or incurred by Landlord for any of said purposes, and all necessary incidental costs and expenses (including legal and architectural fees and disbursements) of Landlord in connection therewith, together with interest thereon at the maximum legal rate per annum (limited in all events to 18% per annum), from the date of the making of such expenditures by Landlord, shall be due and payable by Tenant to Landlord on demand. Nothing herein shall be implied to impose any duty upon Landlord to do any such work or to make any such alterations or repairs, additions or improvements to the Premises of any kind whatsoever (including any repairs, alterations, and other restoration work made necessary due to any fire or other casualty), and the performance by Landlord of any such work, alterations or repairs shall neither constitute a waiver of Tenant's default in failing to perform the same, nor impose any obligation on Landlord to perform any such work, alterations or repairs in the future. During the progress of any such work, alterations or repairs, Landlord may keep and store on the Premises all necessary materials, supplies, equipment and tools. Landlord shall not in any event be liable for any inconvenience, annoyance, disturbance, loss of business or other damage of Tenant, or any other occupant of the Premises, by reason of the making of any such work, alterations or repairs, or on account of the keeping or storing of such materials, supplies, and equipment; and the obligations of Tenant under this Lease shall not thereby be modified or reduced in any manner whatsoever.

       10.3 Alterations. Tenant may not make any change, alteration, addition, restoration or improvement (herein collectively referred to as an "alteration") in, to or of the Premises except at Tenant's sole cost and expense, and without first, in each instance (except in the instance of interior non-structural alterations costing $5,000 or less, in the aggregate), obtaining the written consent of Landlord. Such consent shall not be unreasonably withheld or delayed, and shall not be withheld to the extent to which such an alteration is in fact required to effect compliance with any Law. Landlord may, in its sole discretion, withhold consent to any signage placed on the exterior, except for any signs in place on the Commencement Date, and any minor repairs thereto. Unless Landlord shall agree otherwise in writing, Tenant shall be required to remove all alterations at or prior to the end of the Lease Term and to repair any damage caused by such removal. Any and all alterations may be made only subject to and in compliance with the following:

              10.3.1 Before the commencement of any alteration herein:

                     (1) Tenant shall, except in emergency, give 60 days' prior written notice thereof to Landlord;

                     (2) Tenant shall, except in the case of an interior
              non-structural alteration costing less than $5,000, obtain Landlord's prior written approval of a licensed architect or a licensed professional engineer selected and paid for by Tenant who shall supervise any such alteration; and

                     (3) Tenant shall, except in the case of an interior
              non-structural alteration costing less than $5,000, obtain Landlord's prior written approval of detailed plans and specifications prepared and approved in writing by said approved architect or engineer. No alterations shall be made except such as are in all material respects in accordance with said detailed plans and specifications. The reasonable cost and expense, if any, of reviewing the plans and specifications for each such alteration, whether by Landlord, or by the holders of all mortgages, if for any reason billed by them or by any of them to Landlord, shall be paid by Tenant to Landlord, as Additional Rent, forthwith upon demand.

                     (4) Tenant shall post security reasonably required by
              Landlord.

              10.3.2 No alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of any federal, state or municipal government or department, or subdivision of any of them, having or asserting jurisdiction. Landlord shall join in the application for such permits or authorizations, if and to the extent required, but at Tenant's sole cost and expense.

              10.3.3 No alteration shall be of such character as to reduce the value and utility of the Premises for the uses permitted hereunder below the value and utility thereof prior to commencement of such alteration.

              10.3.4 Tenant shall obtain the written consent and approval of each then-existing mortgagee, if any, before the commencement of any alteration hereunder, to the extent to which such consent may be required under the applicable mortgage or mortgages, and shall proceed in such a manner as to satisfy the requirements of this Lease and the applicable requirements of each such mortgage.

              10.3.5 Any alteration shall be made promptly and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws, and with all other Laws.

              10.3.6 The cost of any alteration shall be paid when due so that the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises and free from any encumbrances, chattel mortgages, conditional bills of sale, or security interests.

              10.3.7 Whenever appropriate, the property insurance required to be maintained during the Lease Term shall be endorsed or supplemented to provide, at Tenant's sole cost and expense, during any period when alterations are in progress, for builder's risk insurance written on a so-called completed value form. Workman's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises, and comprehensive general public liability insurance, providing full coverage with respect to any accident, injury or occurrence involving, relating to, or arising during or as a result of such alteration, naming Landlord and Tenant as insureds, with limits of not less than those required for commercial general liability insurance hereunder, shall be maintained by Tenant (or Tenant's independent contractor) at Tenant's (or at such contractor's) sole cost and expense at all times when any work is in progress in connection with any such alteration.

              10.3.8 No alteration shall increase the height of the Building, or combine, tie-in or connect the Building and/or any other portion of the Premises, or any structure or improvement thereon erected or situated, with any other building or improvement located on any adjoining property; and Tenant shall in no event include or attempt to include the Premises with other properties in a common zoning lot under any zoning ordinance or related statute which may now or hereafter be applicable to the Premises in such respect.

                                   ARTICLE 11

                               Discharge of Liens

       11.1 No Liens. If any lien for work performed or materials supplied after the commencement of the Lease Term is filed against the Premises or Landlord's or Tenant's interest therein, other than liens arising as a result of acts of Landlord, Tenant shall cause same to be discharged of record within 10 days after notice of such filing. Tenant, at its sole expense, shall defend the Premises and Landlord against all suits for the enforcement of any such lien or any bond in lieu of such lien, and Tenant hereby indemnifies Landlord against any and all loss, cost, damage, expense or liability resulting from any such lien or suit. Should Tenant fail to so discharge any such lien, Landlord may do so by payment, bond or otherwise on 10 days' written notice to Tenant, and the amount paid or incurred therefor by Landlord shall be reimbursed to Landlord by Tenant as Additional Rent upon demand, with interest from the date of demand at the maximum rate of interest lawfully permitted to be collected (limited to the rate of 18% per annum).

       11.2 Right to Contest. Tenant shall have the right to contest any such mechanic's or other lien claim filed against the Premises or any part thereof if Tenant notifies Landlord in writing of its intention so to do, diligently prosecutes any such contest, at all times effectually stays or prevents any official or judicial sale of the Premises under execution or otherwise, and pays or otherwise satisfies any final judgment adjudicating or enforcing such contested mechanic's or other lien and thereafter promptly procures and records a satisfaction and release of same, provided Tenant has deposited with Landlord a sum sufficient to cover the lien so contested, plus interest, costs and attorneys' fees which will accrue during the period of such contest.

       11.3 No Consent. Nothing in this Lease shall be deemed to constitute the consent or request of Landlord to any contractor, subcontractor or material supplier for the performance of any labor or the furnishing of any materials for any specific improvement to the Premises. Notice is hereby given that Landlord has assumed no obligation and shall not be liable or responsible for or in connection with any labor or materials hereafter furnished to Tenant, or to any other party, whether on credit, or otherwise, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the Premises, or Landlord's reversionary interest and estate therein. Landlord shall have the right to post and maintain on the Premises, notice of nonresponsibility under the laws of the State of Minnesota.

                                   ARTICLE 12

                              Compliance with Laws

       12.1 Compliance. Throughout the Lease Term, Tenant shall at Tenant's sole cost and expense, promptly remove of record any and all violations noted or filed against the Premises, shall correct all conditions constituting violations, and shall promptly comply with all present and future Laws and directives of all federal, state and municipal governments, departments, commissions, boards and officers, and all orders, rules and regulations of the National Board of Fire Underwriters, or any other body or bodies exercising similar functions, which may be applicable to the Premises and the sidewalks, alleyways, passageways, curbs and vaults adjoining the Premises, or to the use or manner of use of the Premises, or to the owners, tenants or occupants thereof, whether or not any such Law or directive shall necessitate structural changes or improvements, or interfere with the use and enjoyment of the Premises.

       12.2 Insurance Requirements. Tenant shall likewise at Tenant's sole expense observe and comply with the requirements of all policies of public liability and property insurance, and all other policies of insurance at any time in force with respect to the Premises, and Tenant shall, in the event of any violation or any attempted violation of the provisions of this Article by any subtenant or occupant, take all required steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same, as the case may be.

                                   ARTICLE 13

                             Damage or Destruction

       13.1 Casualty. Notwithstanding any provisions of this Lease to the contrary, in the event that the Premises shall be damaged or destroyed by fire or other casualty, whether or not covered by insurance, Tenant shall promptly give written notice thereof to Landlord, and Tenant shall promptly repair, restore, replace, or rebuild the same, as nearly as may be practicable, to its condition and character immediately prior to such damage or destruction. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence, subject only to unavoidable delays. Subject only to the provisions of any mortgage to which this Lease is or shall be subordinate, the net insurance proceeds, if any, on account of such damage or destruction, and collected by Landlord and/or Tenant (except rent-loss and rental value insurance, which proceeds shall be Landlord's sole property) shall be held in trust by Landlord or Landlord's designee and shall be made available to Tenant as the work progresses (subject to periodic delivery to Landlord of appropriate architect's certifications as to the cost of the required work remaining until full completion, and title company certifications as to the absence of any liens, or encumbrances relating to such work) for use in making payments when due for the repairs, restoration or replacement required under this Article 13, and pursuant to such controls and subject to such approvals as Landlord or Landlord's mortgagee shall require. If such insurance money shall be insufficient to pay the entire cost of such work, Tenant agrees to pay the deficiency to a reputable title company before construction begins for it to hold until the Work is completed. At any time after the completion of such work, the balance of the insurance money not theretofore used pursuant to the foregoing provisions of this section shall be paid to Landlord or Landlord's mortgagee as their interests shall appear.

       13.2 Restoration Controls. The provisions and conditions of Articles 9 and 10 shall apply to the repairs, restoration or replacement required to be performed by Tenant under this Article 13.

       13.3 Rent Abatement. In the event such destruction or damage shall make it impossible or unfeasible for Tenant to conduct business from all or any substantial portion of the Premises, all Base Rent paid in advance shall be apportioned as of the date of the destruction or damage and the Base Rent thereafter accruing shall be equitably and proportionately suspended and adjusted according to the nature, extent and duration of the destruction or damage, pending completion of repairs, except that in the event the destruction or damage is so extensive as to make it unfeasible for Tenant to conduct its business on the Premises, Rent shall be completely abated until Tenant resumes the conduct of its business on the Premises or 30 days after the repairs are complete, whichever event first occurs. Such adjustment, suspension or abatement of Rent shall not extend beyond the period of coverage nor reduce the amount otherwise payable hereunder by more than the amount of the rent-loss and rental value insurance then in effect pursuant to Section 8.1 hereof, it being the intention that Landlord shall continue to receive full rental payments from Tenant or such insurer throughout the period of any such work. In no event shall [Percentage Rent or] Additional Rent be abated. Such Rent abatement shall be Tenant's sole remedy for such damage or destruction and, except as set forth in
Section 13.4 hereof, Tenant shall have no right to cancel or terminate this Lease due to such damage or destruction.

       13.4 Option to Terminate. If the Premises are damaged or destroyed by an insured casualty during the final 12 months of the Lease Term and to an extent that would require more than 3 months to repair or restore, then either party shall have the right and option to terminate this Lease as of the date of such damage or destruction by giving written notice thereof to the other party within 30 days after such date. In such event, all Rent payable hereunder shall be apportioned to the date of such damage or destruction and Landlord shall be entitled to receive and retain all insurance proceeds payable by reason of such occurrence. Tenant shall also have the right and option to terminate this Lease as of the date of such damage or destruction if the holder of any mortgage covering the Premises refuses to make the net insurance proceeds available for restoration and Landlord also refuses to provide such funds. Such option shall be exercised by Tenant giving written notice thereof to Landlord within 30 days after Landlord notifies Tenant that the funds will not be available.

       13.5 Release. Landlord releases Tenant from all claims, and all liability or responsibility to Landlord and to anyone claiming through or under Landlord, by way of subrogation or otherwise, for any loss or damage to the Building caused by fire or other peril, even if such fire or other peril was caused in whole or in part by the negligence or other act or omission of Tenant or its agents or employees; provided, however, that this release and waiver of subrogation shall (i) only be effective to the extent that the loss or damage is covered by the insurance maintained by Tenant pursuant to this Lease, (ii) not apply to the extent of any deductible applicable to such insurance, and (iii) only apply if such insurance includes a full release from liability and waiver of subrogation privilege permitting the release and waiver contemplated by this provision without jeopardizing the rights of Landlord to recover under such insurance.

                                   ARTICLE 14

                                  Condemnation

       14.1 Total Taking. If the entire Premises shall be condemned or taken through or under the power of eminent domain, or if such a material portion of the Premises is so taken that in the reasonable opinion of Landlord or Tenant the restoration of the remaining portions of the Premises for the uses thereof at the time of such partial taking is economically unfeasible, this Lease and the term hereof shall cease and terminate upon the date of the vesting of title in the condemning authority, and all Rent, Impositions and other Additional Rent hereunder shall be apportioned to such date of termination, and any payments theretofore made in advance by Tenant shall be refunded ratably to Tenant. Landlord shall be entitled in such event to receive the entire award for the property so taken or condemned which may be made in such condemnation proceeding, and Tenant shall not be entitled to receive any portion thereof. Tenant hereby assigns and transfers to Landlord any and all claims to such award and waives and relinquishes any right to make any claim for an award for the value of this Lease, or otherwise; provided, however, that Tenant shall be permitted to make separate claims for Tenant's own trade fixtures and equipment, and for relocation expenses and allowances, to the extent available, such claims by Tenant to only be permitted to the extent that any resulting awards to Tenant would not be directly deducted from or would not indirectly reduce the award made to Landlord for such condemnation, and Tenant's claims shall be limited accordingly.

       14.2 Partial Taking. If less than such a material portion of the Premises shall be taken or condemned, as aforesaid, this Lease shall continue and shall remain in full force and effect; provided, however, that the Base Rent hereunder shall thereafter be reduced to the product obtained when the Base Rent otherwise payable hereunder is multiplied by a fraction, the numerator of which shall be the total floor area of the Building (expressed in square feet) remaining following the condemnation, and the denominator of which shall be the total floor area thereof (expressed in square feet) upon the Commencement Date. Such reduction in Base Rent shall first become effective as of the first day of the month next succeeding the date of vesting of title in the condemning authority, and shall not in any event diminish, reduce or abate the Impositions, [Percentage Rent,] Additional Rent and other charges payable hereunder by Tenant. In the event of such a partial condemnation, Tenant shall promptly make, or cause to be made, all demolition, repairs, reconstruction, restoration, replacement or rebuilding and all other work necessary, as nearly as may be practicable, to restore the Premises to the value, rentability, utility and condition immediately prior to such taking (with such alterations, additions and improvements, if any, as may be constructed under and in accordance with the provisions of Article 10). Subject only to the provisions of any mortgage to which this Lease is or shall be subordinate, the net proceeds of the award in respect of such partial taking or condemnation, after the payment of all fees and expenses incurred in connection with the collection of such award, shall be paid over to Landlord, and shall be held in trust by Landlord or Landlord's designee and shall be made available to Tenant as work progresses (subject to periodic delivery to Landlord of appropriate architect's certifications as to the cost of the required work remaining until full completion, and title company certifications as to the absence of any liens, or encumbrances relating to such work) for use in making payments when due for the demolition, repairs, restoration or replacement required under this Article 14, and pursuant to such controls and subject to such approvals as Landlord or Landlord's mortgagee shall require. If such proceeds shall be insufficient to pay the entire cost of such work, Tenant agrees to pay the deficiency. At any time after the completion of such work, the balance of the proceeds not theretofore used pursuant to the foregoing provisions of this section shall be paid to Landlord or Landlord's mortgagee as their interests shall appear.

       14.3 Temporary Taking. If the whole or any part of Tenant's estate or interest under this Lease shall be taken or condemned by any governmental agency or authority for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Tenant shall continue to pay, in the manner and at the times herein specified, the Base Rent, the Impositions and all other Additional Rent, and all other charges payable by Tenant hereunder, without any abatement or reduction thereof, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. Tenant shall be entitled to receive the entire award paid for or in connection with such a taking, whether by way of damages, as rent, or otherwise, so long as Tenant shall not be in default hereunder; provided, however, that if the award is paid in a lump sum, or shall be payable less frequently than in monthly installments, the award shall be paid to and held jointly by Landlord and Tenant, in Landlord's and Tenant's names, in an interest-bearing account with a commercial banking organization designated by Landlord and such award shall be applied as follows:

              (a) If the award shall be made in a lump sum, it shall be divided by the number of months included in the period of such temporary use or occupancy and, so long as Tenant shall not be in default hereunder, an amount equal to the quotient shall be paid over to Tenant monthly; and

              (b) If the award or awards shall be paid less frequently than in monthly installments, each such installment shall be divided by the number of months to which it is attributable and, so long as Tenant shall not be in default hereunder, an amount equal to the quotient shall be paid over to Tenant monthly;

provided, however, that if such period of temporary use or occupancy shall extend beyond the expiration of the Lease Term, Landlord shall be entitled to receive and retain the amount of the award attributable to the period subsequent to the expiration of the Lease Term. Upon the termination of any such period of temporary use or occupancy, Tenant shall, at its sole cost and expense, restore the Premises, as nearly as may be practicable, to the condition thereof immediately prior to such taking.

       14.4 Taking Controls. To the extent applicable, the provisions and conditions of Articles 9 and 10 shall apply to repairs, restoration or replacement required to be performed by Tenant under this Article 14.

                                   ARTICLE 15

                                   Assignment

       15.1 Assignment by Tenant. Tenant shall not, without obtaining the prior written consent of Landlord, assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublet the Premises or any part thereof. A change in the ownership of Tenant which results in a change in the control of Tenant shall be deemed to be an assignment within the meaning of this Section. Tenant shall by notice in writing advise Landlord of any request to assign this Lease or to sublet all or any part of the Premises. Tenant's notice shall include all of the terms of and consideration for the proposed assignment or sublease, the proposed effective date, the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease and any other related agreements. In the event of a proposed assignment of this Lease or a sublease of more than 30% of the floor area of the Building, Landlord shall have the right to terminate this Lease as of the proposed effective date stated in Tenant's notice by giving written notice thereof to Tenant within 30 days after Tenant's notice. If Landlord does not exercise such termination right, or if it is not applicable, Landlord will not unreasonably withhold its consent to Tenant's proposed assignment or subletting to the party identified in Tenant's notice. If Landlord consents to any such assignment or subletting, Tenant shall pay to Landlord any profit derived by Tenant from such assignment or subletting. Profit shall be deemed to include the amount paid or payable to Tenant to enter into any such transaction and the amount of all rent or other consideration payable by the assignee or sublessee in excess of the Rent payable by Tenant under this Lease, computed in the case of a partial sublease on a per square foot of rentable Building floor area basis. The profit due Landlord shall be paid to Landlord within 10 days after receipt thereof by Tenant. If Landlord shall consent to such assignment or sublease, no such consent shall be deemed a release of Tenant or any guarantor, each of whom shall continue to be jointly, severally, unconditionally and primarily liable for payment and performance of all obligations hereunder with the assignee or sublessee. Consent by Landlord to one assignment of this Lease or to one subletting shall not be a waiver of Landlord's rights under this Section as to any subsequent assignment or subletting. Landlord's reasonable costs, including without limitation attorney's fees, for review of any assignment documentation shall be paid by Tenant.

       15.2 Assignment by Landlord. In the event that Landlord, or any successor owner of the Premises, or the lessee under any ground or underlying lease, or any holder of

Landlord's interest in this Lease, or any fee owner of all or any portion of the Premises (or the owner of any interest or estate therein), shall convey or otherwise dispose of such title, interest or estate, or shall assign Landlord's interest in this Lease to any ground or underlying lessee, then all liabilities and obligations thereafter accruing or maturing on the part of Landlord or any such successor-owner of the Premises, or former holder of Landlord's interest under this Lease, or former fee owner of the Premises or any interest or estate therein, shall cease and terminate, and each successor-owner of the Premises or holder of Landlord's interests under this Lease, shall, without further agreement, be bound by Landlord's covenants and obligations, but only during the respective periods of the ownership by such parties; and Tenant shall continue to be bound by this Lease, and shall recognize the successor to Landlord's interests as the Landlord hereunder.

                                   ARTICLE 16

                                    Default

       16.1 Events of Default. There shall be an "Event of Default" hereunder and the Landlord may terminate this Lease upon 5 days' notice to Tenant:

              16.1.1 If Tenant shall be in default in the payment of any Rent and such default is not cured within 5 days after written notice thereof given by Landlord; or

              16.1.2 If Tenant shall be in default in the performance of any of the terms, covenants, conditions and provisions of this Lease on Tenant's part to be performed (other than the covenants for the payment of Rent) and such default is not cured within 30 days after written notice thereof given by Landlord; or if such default shall be of such nature that it cannot be cured completely within said 30 day period, if Tenant shall not have promptly commenced curing such default within such period and shall not thereafter proceed with reasonable diligence and dispatch and in good faith to remedy such default; or

              16.1.3 If Tenant shall be adjudicated a bankrupt, shall make a general assignment for the benefit of its creditors, or invoke the benefit of any insolvency act, or if a permanent receiver or trustee in bankruptcy be appointed for Tenant's property and such appointment is not vacated within 60 days; or

              16.1.4 If the Premises are permitted to be physically vacant or deserted (unless as a result of an insured casualty) for a period of 30 consecutive days; or

              16.1.5 If this Lease shall be mortgaged or assigned, or if the Premises, or any portion thereof, are sublet, other than in accordance with the terms hereof.

       16.2 Termination. If Landlord shall give the 5 days' notice of termination provided in Section 16.1, then, upon the expiration of such 5 day period, this Lease shall terminate and Tenant shall then quit and surrender the Premises to Landlord. If this Lease shall so terminate, it shall be lawful for Landlord, at its option, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings, or by any other lawful means, and to remove Tenant therefrom without being liable for any damages therefor.

       16.3 Remedies. Notwithstanding such termination as provided in Section 16.2, and such re-entry by Landlord, or in the event Landlord shall dispossess Tenant by summary proceedings, or otherwise, the obligations of Tenant shall survive and Tenant shall remain liable for all of its obligations hereunder for the balance of the Lease Term, and shall reimburse Landlord for all such costs and expenses as Landlord may sustain or incur for attorneys' and accountants' fees and disbursements, brokerage fees, and/or putting the Premises in good order, and for preparing the same for re-rental (including contributions to the cost of tenant alterations and installations in connection therewith); and Landlord may re-let the Premises, or any part or parts thereof, either in the name of Landlord, or as agent for Tenant, on such conditions and for such term or terms as Landlord may deem advisable, if Landlord so elects, which terms may at Landlord's option be less than or exceed the unexpired period which would otherwise have constituted the remainder of the Lease Term, and may grant rent concessions and other credits to the lessees (including credits or allowances to accommodate the cost of tenant alterations and improvements), and may charge a greater or lesser rental than that reserved in this Lease; and Tenant or the legal representatives of Tenant shall pay to the Landlord, as liquidated and agreed current damages for the failure of Tenant to observe and perform this Lease, and Tenant's undertakings and obligations hereunder, any deficiency between the Rent hereby reserved and/or covenanted to be paid, including all Impositions and other charges required to be paid by Tenant hereunder, and the net amounts, if any, of the rents collected on account of such re-lettings of the Premises for each month of the period which would otherwise have constituted the unexpired Lease Term, if this Lease had remained in effect. The failure or refusal of Landlord to re-let the Premises, or any part or parts thereof, shall not release or affect Tenant's liability for Rent and/or damages. In computing such current damages there shall be added to the said deficiency all such costs and expenses as Landlord may sustain or incur in connection with re-letting, such as attorneys' and accountants' fees and disbursements, brokerage commissions, advertising expenses, and the cost to keep and maintain the Premises in good order and repair, and to prepare the same for re-letting, including contributions to the cost of tenant alterations and installations in connection therewith, if any. Tenant shall pay such current damages (herein called the "deficiency") to Landlord monthly, in advance, on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise or accrue. At any time after any such expiration or termination, whether or not Landlord shall have collected any monthly deficiencies, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present worth (computed using 8% per annum as the discount factor) of the excess of the Rent, Impositions and other charges reserved under this Lease from the date of such expiration or termination for what would have been the then unexpired Lease Term if the same had remained in effect, above the then fair market rental value of the Premises for the same period.

       16.4 No Release. Landlord, in putting the Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable or responsible for any failure to re-let the Premises, or any part thereof, or, in the event that the Premises are re-let, for failure to collect any rent due upon any such re-letting, and in no event shall Tenant be entitled to receive any excess of the total rental collected over the sums otherwise payable by Tenant to Landlord hereunder.

       16.5 Waiver. Tenant hereby waives, so far as permitted by law, the service of any notice of intention to enter or re-enter provided for in any statute, or the institution of legal proceedings to that end; and Tenant, for itself, and for and on behalf of any and all persons claiming through or under Tenant (including, but not limited to, any creditors of Tenant, any subtenant, any assignee for the benefit of creditors of either, or, to the fullest extent now or hereafter permitted by law, any receiver or trustee of Tenant or any subtenant, or of the assets of either) also waives any and all rights of redemption or re-entry or repossession or to redeem or restore the operation of this Lease in the event that Tenant shall be dispossessed by a judgment or by a warrant or order of any court, or case of entry, re-entry, or repossession by Landlord, or in case of any expiration or termination of this Lease. Tenant also, so far as permitted by law, hereby waives and will waive any and all right to a trial by jury in the event that summary dispossession proceedings shall be instituted by Landlord, and in any action, proceeding or counterclaim brought by Landlord against it on any matters whatsoever arising out of or in any way connected with this Lease, including the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease are not restricted to their technical legal meanings. Tenant waives any legal requirement for notice of intention to re-enter and any right of redemption otherwise available to Tenant, whether by statute or otherwise.

       16.6 No Waiver. The remedies of Landlord and Tenant provided in this Lease are cumulative and shall not exclude any other remedies to which either may be lawfully entitled. The failure of either party to insist upon strict performance by the other of any term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition by the non-objecting party for the future. Acceptance of Rent by Landlord with knowledge of an existing breach of any covenant shall not be deemed a waiver of such breach. No waiver or change or any provision of this Lease shall be effective unless contained in a written instrument signed by both Landlord and Tenant.

       16.7 Costs; Interest. Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred by Landlord in enforcing any of Tenant's obligations under this Lease. Tenant shall be liable to Landlord for interest on all sums not paid to Landlord when due hereunder from the date due until paid at the rate of 18% per annum, or such lesser rate as shall be the maximum permitted by law.

                                   ARTICLE 17

                                    Security

       17.1 Deposit. Tenant has not deposited any sum as security for this Lease. Landlord may require up to one month's rent as security deposit upon exercising of Tenant's option to renew the Lease as described herein.

                                   ARTICLE 18

                                 Subordination

       18.1 Lease Subordinate. This Lease shall be and it hereby is made, and shall at all times be and remain, subject and subordinate to any and all ground or underlying leases or to the lien of any and all duly recorded mortgages, whether heretofore or hereafter made, affecting or encumbering such a ground or underlying lease, or the Premises, or premises of which the Premises shall be a part, and to all extensions, renewals, modifications or replacements thereof; provided that provisions substantially as follows with respect to this subordination shall be contained in each such ground or underlying lease and in each such mortgage (or in a separate instrument), and at all times duly observed by the holder thereof, or lessee thereunder, namely that so long as this Lease has not been terminated by reason of any default by Tenant hereunder, and so long as Tenant is not in default in the payment of Rent or any Imposition or other charge payable by Tenant as in this Lease provided, Tenant shall not (unless required by law) be made a party to any action or proceeding to terminate such a ground or underlying lease, or to foreclose any such mortgage, or to any order or judgment terminating such a ground or underlying lease, or to any judgment of foreclosure and sale, and Tenant's use, possession, tenancy and occupancy hereunder shall remain undisturbed and shall survive any such action, proceeding, order or judgment.

       18.2 Attornment. The subordination of this Lease and Tenant's rights hereunder, as provided in Section 18.1, shall be effective without the execution of any further or other instruments by Tenant, but Tenant shall, at Landlord's request, and without charge therefor to Landlord, execute and deliver any further document or instrument to evidence the subordination of this Lease to such ground or underlying leases and mortgages as shall comply with the provisions of Section 18.1; and, to the extent requested by the holder of any such ground or underlying lease or mortgage, Tenant shall execute and deliver such instruments and documents as shall confirm Tenant's undertaking and agreement hereunder to attorn under the terms and provisions of this Lease to such a ground or underlying lessee or mortgagee, or to the designee or nominee of such ground or underlying lessee or mortgagee, or to the purchaser or assignee of such a ground or underlying lease, or of the mortgaged premises at a foreclosure sale, or at a sale of the premises pursuant to such power of sale as may be contained in such a lease or mortgage, and to recognize such ground or underlying lessee or mortgagee, its designee or nominee, or such purchaser, as the Landlord hereunder from and after the date of such a transfer of title, with the same force and effect as if the Premises had been sold or conveyed to such new landlord by the prior landlord hereunder.

                                   ARTICLE 19

                  Entry by Landlord; Performance of Covenants

       19.1 Entry. Tenant shall permit Landlord or its agents to enter the Premises during normal business hours (and at any time in cases of emergency)
(i) for the purpose of inspection thereof, (ii) for showing the Premises to persons wishing to purchase the same, or in connection with mortgage or other financing, and (iii) at any time within 12 months prior to the expiration of the Lease Term, for exhibition to persons wishing to rent the same.

       19.2 Cure of Covenants. If Tenant shall be in default hereunder, Landlord may, with or without declaring an "Event of Default", upon 10 days' prior notice to Tenant, or without notice in case of an emergency, cure such default on behalf of Tenant (unless Tenant shall itself, within such period, commence and thereafter diligently proceed to cure such default), and for the purpose thereof may enter upon the Premises, and upon demand Tenant shall reimburse Landlord for any reasonable and necessary expenses incurred to effect such cure, together with interest thereon at the maximum rate which may be legally collected by Landlord (not to exceed 18% per annum).

       19.3 No Eviction. No entry of Landlord or its employees, agents or representatives, or by any other party at the direction of Landlord, shall ever be construed or interpreted as an ouster of Tenant from possession or as a constructive eviction or to alter, diminish or abate Landlord's rights or Tenant's obligations under this Lease.

                                   ARTICLE 20

                                  Certificates

       20.1 Estoppel Certificates. Tenant agrees, at any time, and from time to time, upon not less than 10 days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord, or to any existing or prospective ground or underlying lessee or mortgagee, or to any prospective purchaser, of the Premises, a statement or certificate in writing setting forth the Rent, Impositions and other charges then payable, and specifying each element thereof, and certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect, as modified, and setting forth the modifications), and the dates to which the Rent, Impositions, and other charges payable hereunder have been paid, and stating (to the extent known to Tenant) whether or not the Landlord is in default in keeping, observing or performing any of the terms contained in this Lease and, if in default, specifying each such default. It is intended that any such statement or certificate delivered pursuant hereto may be relied upon by Landlord, by any prospective purchaser of the Premises, or by any existing or prospective ground or underlying lessee, mortgagee, or lender. Tenant shall bear the cost of providing this certificate.

                                   ARTICLE 21

                                    Notices

       21.1 Notices. All notices, demands, consents, or requests under this Lease must be in writing and shall be sent postage prepaid by United States registered or certified mail addressed, or telecopied and followed within one day by registered or certified mail, if the party for whom intended is the Landlord, to Landlord at the following address and telecopy number:

                           William S. Sadler
                           1370 West Ryan Avenue
                           Roseville, MN 55113
                           Telecopy No.: 651-633-7025

and if such party is the Tenant, to Tenant at the following address and telecopy number:

                           Dotronix, Inc.
                           160 First Street S.E.
                           New Brighton, MN  55112
                           Telecopy No.: 651-633-7025

Notices, demands, consents or requests served or given as aforesaid shall be deemed sufficiently served or given for all purposes hereunder on the day on which such telecopying or mailing shall occur; provided, however, that in lieu of such notice by United States registered or certified mail, the party giving the notice may do so by personal delivery to the addresses above specified. Either party shall have the right to change the address or telecopy number to which notices shall thereafter be sent to it by giving notice to the other party as aforesaid, but not more than two addresses shall be in effect at any given time for Landlord and Tenant hereunder.

                                   ARTICLE 22

                                 Miscellaneous

       22.1 Quiet Possession. Landlord covenants that Tenant shall peaceably and quietly enjoy the Premises for as long as Tenant performs and observes its obligations hereunder.

       22.2 Holding Over by Tenant. In the event of holding over by Tenant after expiration or termination of the Lease Term, without the written consent of Landlord, Tenant shall pay as monthly Base Rent 150% of the Base Rent applicable to the last month of the Lease Term for the entire holdover period. No holding over by Tenant after the expiration of the Lease Term shall operate to extend the Lease Term. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other lessee to whom Landlord may have leased all or any part of the Premises effective upon the termination of this Lease. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

       22.3 Binding Effect. The terms, covenants, conditions and agreements herein contained shall run with the Premises and shall bind and inure to the benefit of the parties hereto and their respective representatives, successors and assigns; it being understood, however, that neither the provisions of this
Section 22.3, nor any other provision in this Lease contained, shall be deemed to authorize the assignment of this Lease by Tenant without the prior written consent of Landlord, as herein required.

       22.4 Captions. The captions of this Lease are for convenience and ease of reference only, and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease, and shall be disregarded in the interpretation hereof.

       22.5 Severable. If any provisions of this Lease shall be declared invalid or unenforceable, the remainder hereof shall remain unaffected thereby and shall continue in full force and effect.

       22.6 Interpretation. It is acknowledged that in preparation of this Lease, indistinguishable contributions have been made by representatives of both Landlord and Tenant, and that Landlord and Tenant each waives any and all rights, either at law or in equity, to have this Lease, or any term or provision herein contained, construed in favor of either party over the other by reason of who drafted the same.

       22.7 Entire Agreement. This Lease, including any Rider attached hereto, contains the entire and only agreement between the parties hereto with respect to the Premises; and no oral statements, agreements or representations not embodied in this Lease shall have any force or effect. This Lease shall not be modified or amended in any manner except in writing, by instrument executed by both parties.

       22.8 Interpretation of Terms. All personal pronouns used in this agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

       22.9 No Partnership. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties being that of landlord and tenant. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

       22.10 Liability of Landlord. Any liability or obligation of Landlord, or any agent of Landlord, under or with respect to this Lease shall be enforceable only against and payable out of Landlord's interest in the Premises. Tenant shall not have and may not assert any right, recourse or remedy to or against Landlord or its agents or any assets of Landlord, except its interest in the Premises. No officer, director, shareholder, partner, employee, trustee or beneficiary of Landlord assumes or shall have any personal liability of any kind whatsoever under this Lease.

       IN WITNESS WHEREOF, Landlord and Tenant have each duly executed this Lease as of the date and year first above written.

                                       LANDLORD:


                                       ------------------------------------
                                       William S. Sadler


                                       TENANT:

                                       Dotronix, Inc.

                                       By
                                         ----------------------------------
                                         Robert Kling
                                         Chief Financial Officer

                                    EXHIBIT A

                                    The Land

Lots 17-24, Block 3, Vermont Park, City of New Brighton, County of Ramsey, Minnesota.

                                    EXHIBIT B

                         Base Rent During Extended Terms

       The monthly Base Rent from May 1, 2009 - April 30, 2014 shall be $3,000 plus the amount equal to the monthly payments of principal and interest on a loan for the Premises in the amount of $456,000, obtained by Landlord on commercially reasonable terms, with an amortization period of 15 years or longer, but in no event shall the monthly Base Rent be less than $6,100 a month. The monthly Base Rent from May 1, 2014 - April 30, 2019 shall be $3,500 plus the amount equal to the monthly payments of principal and interest on a loan for the Premises in the amount of $456,000, obtained by Landlord on commercially reasonable terms, with an amortization period of 15 years or longer, but in no event shall the monthly Base Rent be less than $6,100 a month.

       Tenant shall pay as Additional Rent all other sums of money required to be paid pursuant to this Lease, which shall be paid at the time and in the amounts set forth elsewhere in this Lease.

                                      RIDER

                              Additional Provisions

                                      NONE